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                                                                   Exhibit 99.1
                            MEMORANDUM OF UNDERSTANDING
                       IN THE INFORMIX SECURITIES LITIGATION



     This memorandum of understanding ("MOU") dated as of May 26, 1999 contains all the essential terms of a settlement ("the Settlement") agreed to in principle between defendants Informix Corporation ("Informix"), Phillip E. White, Howard H. Graham, David Kenneth Coulter, Ronald Alvarez, Edwin C. Winder, Karen Blasing, Albert F. Knorp, Jr., James L. Koch, Thomas A. McDonnell, David H. Stanley, Cyril J. Yansouni, Ernst & Young LLP, Ernst & Young United Kingdom and Ernst & Young International, Ltd., and all defendants previously named in any complaint in any of the Actions (collectively "Defendants"); and plaintiffs on behalf of themselves and members of the Class in IN RE INFORMIX CORP. SECURITIES LITIGATION, Master File No. C-97-1289-CRB, pending in the United States District Court, Northern District of California; DAYANI V. INFORMIX, ET AL., Case No. 402262, pending in the Superior Court of San Mateo County, and plaintiffs derivatively on behalf of Informix Corporation in IN RE INFORMIX DERIVATIVE LITIGATION, Master File No. 401818 pending in the Superior Court of San Mateo County and all consolidated and related derivative cases pending in the Superior Court of San Mateo County ("Derivative Actions") (collectively referred to as the "Actions"). Plaintiffs in all Actions are collectively referred to as "Plaintiffs". For the purposes of this agreement only, the undersigned counsel represent that they have the power and authority to bind their respective parties.

     1. The Settlement Amount to be paid on behalf of all Defendants to Plaintiffs in settlement of the Actions is $142 million consisting of (a) $51 million in cash and (b) Informix common stock and/or cash (at Informix's election) with a guaranteed value of at least $91 million, as further described below:

          a. The cash amount of $51 million shall be paid into an interest bearing escrow account maintained by Milberg Weiss Bershad Hynes & Lerach LLP on or before June 26, 1999. Of


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the cash amount, Ernst & Young LLP shall pay $34 million and Informix shall pay $17 million. If the $51 million is not paid into an interest bearing escrow account by June 26, 1999, interest will accrue at 10 percent per annum from June 26, 1999, to be paid by the delinquent defendants, until that portion of the settlement amount is deposited into escrow.

          b. The remainder of the Settlement Amount shall consist of at least Nine (9) Million shares of freely tradeable Informix common stock (which are registered or exempt from registration under the Securities Act of 1933) to be provided by Informix which shall have a guaranteed value of at least $10.11 per share, as set forth in Exhibit A attached hereto.

          c. It is contemplated that there will be at least two, and up to four, dates of distribution for both cash and common stock: (i) the date of the initial distribution of attorneys' fees and costs awarded by the Court to Plaintiffs' counsel; (ii) the date of the second distribution, if any, of any additional settlement contribution to Plaintiffs' counsel made in accordance with Exhibit A; (iii) the date of the initial distribution to class members in accordance with the claims administration process set forth and agreed to in the Stipulation of Settlement; and (iv) the date of the second distribution, if any, of any additional settlement contribution to class members made in accordance with Exhibit A.

     2. Plaintiffs agree to dismiss with prejudice all claims in the Actions upon final approval of the Settlement in both state and federal court.

     3. The parties agree that they will cooperate to expeditiously prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final court approval of the Settlement as soon as possible. This agreement is not subject to the execution of a formal Stipulation of Settlement; however, this agreement shall be superseded by any court-approved Stipulation of Settlement.


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     4.   The Stipulation of Settlement (including the judgment to be entered pursuant to that Stipulation) will include a release of all claims in a form acceptable to all parties and a release of all counsel in the Actions and members of their respective firms. The release shall include mutual releases of all claims as among all parties, including Ernst & Young affiliates and Informix related individuals identified in Exhibit B hereto, the form of which will be approved by Lead Counsel for Lead Plaintiffs, Ernst & Young and Informix. Neither any Defendant named in any complaint (including any previous complaints) in any of the Actions, nor any of the other persons or entities listed in Exhibit B released pursuant to the Settlement shall be entitled to make a claim on the Settlement Fund as a class member.

     5. All costs of class notice and administration of the Settlement shall be paid out of the escrow account.

     6. This is not a claims-made settlement and, if all conditions under the Stipulation of Settlement are satisfied and the settlement receives final approval, no settlement consideration will be returned to Defendants.

     7. Attorneys' fees and costs awarded to Plaintiffs' counsel shall, with court approval, be paid to Plaintiffs' counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement, subject to the obligation of Plaintiffs' counsel to make appropriate refunds or repayments to the settlement fund plus accrued interest at the rate paid on the escrow account by the financial institution holding it, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

     8. If for any reason the settlement does not become final as defined by the Stipulation of Settlement, or if the Stipulation of Settlement is canceled or terminated, any and all contributions


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to the Settlement Fund, including accrued interest, less costs of notice and administration, shall be returned to defendants.

     9. The Settlement is conditioned upon final approval of the Settlement in both state and federal court.

     10. The Defendants have denied, and continue to deny, that they have committed any violation of federal or state securities laws or other laws, and are entering into this MOU solely because the proposed Settlement would eliminate the burden and expense of further litigation. The provisions contained in this MOU shall not be deemed or offered or received in evidence as a presumption, a concession, or an admission of any fault, liability, or wrongdoing, and, except as required to enforce this MOU or the Settlement, they shall not be offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal, or administrative. The Stipulation of Settlement shall contain identical disclaimers of liability.

     11. Defendants agree that the litigation was filed in good faith and in accordance with Rule 11, Federal Rules of Civil Procedure ("FRCP"), and is being settled voluntarily after consultation with competent legal counsel. The final judgment will contain a statement that the parties agree that, during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of FRCP Rule 11. Informix and Ernst & Young each may issue a press release announcing that the parties have executed this MOU but may not contradict the foregoing language.

     12. Informix and Ernst & Young shall each have the option to terminate the Settlement in the event that certain putative class members or putative class members who purchased or otherwise acquired more than a certain number of shares of Informix Corporation common stock during the Class Period choose to exclude themselves from the class. Plaintiffs, Informix and Ernst & Young agree to negotiate the terms of this option on or before June 26, 1999. In the event that


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Plaintiffs, Informix and Ernst & Young are unable to reach agreement on the terms of this option on or before June 26, 1999, then any of those parties shall have the right to terminate the Settlement.

AGREED TO ON MAY 26, 1999:


                                   MILBERG WEISS BERSHAD HYNES
                                     & LERACH LLP
                                   KAPLAN KILSHEIMER & FOX LLP
                                   BARRACK RODOS & BACINE



                                   By: /s/ authorized signatory
                                      ----------------------------------
                                   Lead Counsel for Lead Plaintiffs and
                                   the Class


                                   COTCHETT, PITRE & SIMON



                                   By: /s/ authorized signatory
                                      ----------------------------------
                                   Lead Derivative Counsel


                                   WILSON, SONSINI, GOODRICH, & ROSATI



                                   By: /s/ authorized signatory
                                      ----------------------------------
                                   Attorneys for Defendant Informix
                                   Corporation and Authorized
                                   Signatory for Defendants Phillip
                                   E. White, Howard H. Graham, David
                                   Kenneth Coulter, Ronald Alvarez,
                                   Edwin C. Winder, Karen Blasing,
                                   David H. Stanley, Albert Knorp,
                                   James Koch, Thomas McDonnell, and
                                   Cyril Yansouni

                                   HELLER, EHRMAN, WHITE & McAULIFFE



                                   By: /s/ authorized signatory
                                      ----------------------------------
                                   Attorneys for Ernst & Young LLP
                                   and Authorized Signatory for
                                   Defendants Ernst & Young
                                   International, Ltd. and Ernst &
                                   Young United Kingdom



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                                    EXHIBIT A
                                    ---------

A.     DEFINITIONS.

       1.      "Settlement Fund" means:

               a. The cash and interest (if any) set forth in paragraph 1 of the MOU, and

               b. Nine Million (9,000,000) shares of Informix Common Stock (the "Settlement Stock") with a guaranteed value of at least $91 million to be distributed to class members and Plaintiffs' counsel as described in Section B, below.

       2.      "Stock Price Guarantee Period" means:

               a. With respect to the distribution of Settlement Stock to Plaintiffs' counsel, the longer of (i) six months from the date of the initial distribution of Settlement Stock to Plaintiffs' counsel as referred to in paragraph 1(c)(i) of the MOU or (ii) one year from the date of the MOU.

               b. With respect to the distribution of Settlement Stock to class members, the longer of (i) six months from the date of the initial distribution of Settlement Stock to class members as referred to in paragraph 1(c)(iii) of the MOU or (ii) one year from the date of final approval by the Court of the Settlement.

B. STOCK PRICE GUARANTEE. For purposes of any initial distribution referred to in paragraphs 1(c)(i) and 1(c)(iii) of the MOU:

       1. If, for any ten (10) consecutive trading days subsequent to an initial distribution of Settlement Stock during the applicable Stock Price Guarantee Period, the closing price of Informix Common Stock (as reflected on the NASDAQ National Market or, if Informix Common


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Stock ceases to be traded on the NASDAQ, on such other market as Informix
Common Stock is traded at that time) averages at least $10.11 per share, Informix's Stock Price Guarantee will have been automatically satisfied for that distribution.

       2. If the closing price of Informix common stock fails to average at least $10.11 per share for any ten (10) consecutive trading days subsequent to an initial distribution of Settlement Stock during the applicable Stock Price Guarantee Period, then Informix shall pay to the recipients of that distribution (I.E., class members or Plaintiffs' counsel as appropriate), within 30 days following the close of the applicable Stock Price Guarantee Period, the difference between $10.11 per share and the larger of (a) the average closing price of Informix common stock for the twenty (20) consecutive trading days immediately following the distribution date or (b) the average closing price for the final twenty (20) trading days of the applicable Stock Price Guarantee Period (the "Stock Price Guarantee Differential").

       3. Informix, in its sole discretion, may elect to pay the applicable Stock Price Guarantee Differential to the recipients of that distribution in additional cash, additional common stock, or a combination of additional cash and additional common stock.

C. STOCK SPLITS, STOCK DIVIDENDS AND REVERSE STOCK SPLITS. The share price and the total number of shares to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, stock dividends, reverse stock splits, or any conversions of stock resulting from a merger or acquisition that occur from the date of the MOU until the time of the distribution(s).

D. COSTS. All costs, including those of Informix's transfer agent, incurred in issuing and distributing any Settlement Stock to the recipients shall be borne by Informix.


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E.     RIGHTS WITH RESPECT TO THE SETTLEMENT STOCK.  In order that the
Settlement may be distributed to and be fully and freely traded by the recipients without any restrictions, ten (10) days before the hearing date for final approval of the Settlement, Informix shall provide Plaintiffs' Co-Lead Counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock will be issued in compliance with the registration requirements of Section 5 of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock is fully tradable without any restriction after distribution; and (c) that such shares are otherwise fully paid, non-assessable and free from all liens and encumbrances.

F. DISTRIBUTION. On the appropriate date, the Claims Administrator shall inform Informix's counsel that claims processing has been completed and that all or a portion of the Settlement Stock shall be distributed to the Class. The Claims Administrator also shall provide Informix's transfer agent with a list (in the form required by the transfer agent) identifying each Class Member who is entitled to receive stock and the number of shares of Settlement Stock to be issued to each such person. Informix shall direct its stock transfer agent to issue and distribute the Settlement Stock remaining in the Settlement Fund within five (5) business days of receipt of the list of the persons and in the amounts shown on said list.



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                                   EXHIBIT B
                                   ---------

                 Other Persons and Entities To Be Released


Robert Finocchio

Gary Lloyd

Jean-Yves Dexmier

Matthew O'Rourke

Michael Stonebraker

Myron ("Mike") Saranga

Steven Sommer

Stephen Hill

Ira Dorf

All member firms of Ernst & Young International, Ltd.